EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!

And Now you can Vote your Proxy on the
PHONE or the INTERNET.

It saves Money!  Telephone and Internet
voting saves portage costs.  Savings which
can help minimize fund expenses.

It saves Time!  Telephone and Internet
voting is instantaneous - 24 hours a day.

It's Easy!  Just follow these simple steps:

1. Read your proxy statement and have
it at hand.

2. Call toll-free 1-800-597-7836 or go to
website: https://vote.proxy-direct.com

3. Enter your 14 digit Control Number
from your Proxy Card.

4. Follow the recorded or on-screen
directions.

5. Do not mail your Proxy Card when
you vote by phone or Internet.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and either return it in the enclosed envelope to: American Century Investments, c/o Proxy
Tabulator, P.O. Box 9043, Smithtown, NY 11787-9831, or fax both sides to 1-888-
796-9932. If you prefer, you can vote online at https://vote.proxy-direct.com, or by telephone at 1-800-7836 . This proxy will not be voted unless it is dated and signed exactly as instructed on this card.

Please detach at perforation before mailing.

                [FUND NAME DROP-IN -- 5 FUNDS APPLY --SINGLE FUND CARDS]

     PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 2, 2002
           This Proxy is solicited on behalf of the Board of Trustees/Directors

This proxy shall be voted on the Proposals described in the accompanying proxy statement as specified on the reverse. By signing below, I (we) appoint as proxies
Charles A. Etherington, Charles C.S. Park, and Anastasia H. Enneking, and each of them, as attorneys, with full power of substitution to vote for the undersigned all shares of common stock I (we) own in the fund(s). The authority
I am (we are) granting applies to the above-referenced meeting and any adjournments of that meeting, with all the power I (we) would have if personally present. The shares represented by this proxy shall be deemed to grant authority to vote FOR all proposals relating to the Company or the series or class, as applicable.

             VOTE VIA THE INTERNET: https://vote.proxy-direct.com
             VOTE VIA THE TELEPHONE: 1-800-597-7836
             CONTROL NUMBER: 999 9999 9999 999

             Note: If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and the capacity of the individual signing the proxy card should be indicated - for example: "ABC Corp., John Doe, Treasurer."

             __________________________________
             Signature

             __________________________________
             Signature (if held jointly)

             __________________________________
             Date
(Please see reverse side)

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

PLEASE MARK VOTES AS IN THIS EXAMPLE:

Please vote by filling in the appropriate box below. If you do not mark one or more Proposals, your Proxy will be voted FOR each such proposal.

1. Election of Trustees/Directors:

01 Albert Eisenstat        02 Ronald J. Gilson       03 Kathryn A. Hall
04 William M. Lyons        05 Myron S. Scholes       06 Kenneth E. Scott
07 James E. Stowers III    08 Jeanne D. Wohlers

         FOR ALL    WITHHOLD ALL   FOR ALL EXCEPT
         ______     ___________    ______________

         To withhold authority to vote for any nominee(s), mark "FOR ALL EXCEPT"
and write the Nominee number(s) on the line provided: ________

2. Approval of proposed Agreement and Plan of Reorganization and all transactions necessary to implement the Agreement as described in the proxy statement.

         FOR               AGAINST          ABSTAIN
         ___               _______          _______

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY